Exhibit 99.1

FOR IMMEDIATE RELEASE	Misty Albrecht
July 23, 2018	Business First Bank
225.286.7879 Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q2 2018

Baton Rouge, LA - Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of Business First Bank, Baton Rouge, Louisiana, today announced its unaudited results for the quarter ended June 30, 2018, including record quarterly net income of $3.6 million, or $0.33 per diluted share, which reflected increases of $1.5 million and $0.05, respectively, from the quarter ended June 30, 2017. Core net income, which excludes noncore income and expenses, was $4.1 million, or $0.37 per diluted share, which reflected increases of $2.9 million and $0.20, respectively, from the quarter ended June 30, 2017.

“Our second quarter performance continues to exemplify and enhance the value of the franchise for our shareholders and clients,” said Jude Melville, President and CEO. “The significant momentum generated during the first quarter was sustained as the synergies from the Minden Bancorp acquisition continued to materialize and translate into overall shareholder value through improved returns, earnings accretion, and net interest income growth. The combination of our dedicated team and healthy loan pipelines, along with recent loan growth, should be catalysts for continued solid financial performance throughout the second half of 2018.”

“In addition to our record quarterly results and prospective organic growth for the remainder of 2018, we continue to be excited about the opportunities our planned merger with Richland State Bancorp will provide our current and future clients, employees, and shareholders. Commensurate with helping Business First become the region’s most influential business-focused community bank, the partnership will increase our presence along the I-20 corridor and assist in the acceleration of our strategic objectives.”

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On July 19, 2018, Business First’s Board of Directors declared a quarterly dividend based upon financial performance for the quarter in the amount of $0.08 per share to the common shareholders of record as of August 15, 2018, consistent with the prior quarter. The dividend will be paid on August 31, 2018, or as soon thereafter as practicable.

Quarterly Highlights

●

Agreement and Plan of Reorganization with Richland State Bancorp, Inc. Business First entered into an Agreement and Plan of Reorganization with Richland State Bancorp, Inc., on June 1, 2018, pursuant to which Business First will acquire Richland State Bancorp, Inc., and its subsidiary, Richland State Bank.

●

Public Offering. In connection with the acquisition of Richland State Bancorp, Inc., on June 4, 2018, Business First completed a public offering of 1,207,500 shares of common stock at a price of $24.00 per share, including the overallotment.

●

Banking Network Expansion. During the second quarter, Business First completed the conversion of two loan production offices, one in New Orleans, Louisiana, and one in Dallas, Texas, into full-service banking centers.

●

Continued Loan Growth. Total loans at June 30, 2018, were $1.2 billion, a $258.7 million increase from December 31, 2017. Net organic loan growth was $42.6 million, or 14.3% annualized, for the quarter ended June 30, 2018. Year-to-date net organic loan growth was $66.6 million, or 11.4% annualized. Net interest income was $15.0 million, an increase of $3.3 million, or 28.1%, from the quarter ended June 30, 2017. The ratio of nonperforming loans to total loans held for investment was 1.14%, compared to 1.30% from December 31, 2017.

●

Enhanced Earnings. Net income for the quarter was $3.6 million, an increase of $1.5 million, or 77.3%, from the quarter ended June 30, 2017. Diluted earnings per share were $0.33, return on average assets was 0.90%, and return on average equity was 7.75%, compared to $0.28, 0.70%, and 6.96%, respectively, from the quarter ended June 30, 2017. Core net income, which excludes noncore income and expenses, was $4.1 million, increased $2.9 million from the quarter ended June 30, 2017, which resulted in core earnings per diluted share of $0.37, compared to $0.17 for the quarter ended June 30, 2017, a 117.6% increase. As adjusted, core return on average assets was 1.00% and core return on average equity was 8.69%, compared to 0.41% and 4.08%, respectively, for the quarter ended June 30, 2017.

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●	Russell 3000 Index. Business First was added as a member of the Russell 3000 Index beginning after market close on June 22, 2018.

Financial Condition

As of June 30, 2018, Business First had total assets of $1.6 billion, total loans of $1.2 billion, total deposits of $1.3 billion, and total shareholders’ equity of $210.6 million, compared to $1.3 billion, $975.3 million, $1.1 billion, and $180.0 million, respectively, as of December 31, 2017.

Nonperforming loans as a percent of total loans held for investment decreased from 1.30% as of December 31, 2017, to 1.14% as of June 30, 2018. Nonperforming assets as a percent of total assets decreased from 0.98% as of December 31, 2017, to 0.93% as of June 30, 2018. The decreases were attributed to an increase in total loans/assets and improved credit quality.

Book value per common share was $18.26 at June 30, 2018, compared to $17.58 at December 31, 2017. Tangible book value per common share was $15.07 at June 30, 2018, compared to $16.72 at December 31, 2017. The decrease in tangible book value per common share during 2018 is primarily attributable to the completion of the acquisition of Minden Bancorp, Inc. (“MBI”), on January 1, 2018, which added $28.1 million in intangible assets, or $2.44 per common share.

Results of Operations

For the quarter ended June 30, 2018, net income was $3.6 million, or $0.34 per basic share and $0.33 per diluted share, compared to net income of $2.1 million, or $0.30 per basic share and $0.28 per diluted share, for the quarter ended June 30, 2017. Both GAAP and Core EPS for the quarter ended June 30, 2018, were impacted ($0.01) by an atypical franchise tax charge. Return on average assets, on an annualized basis, increased to 0.90% for the quarter ended June 30, 2018, from 0.70% for the quarter ended June 30, 2017. Return on average equity, on an annualized basis, increased to 7.75% for the quarter ended June 30, 2018, as compared to 6.96% for the quarter ended June 30, 2017. The increase in net income for the quarter ended June 30, 2018, compared to the same period in 2017, can primarily be attributed to the acquisition of MBI, growth of the loan portfolio, and the enactment of the Tax Cuts and Jobs Act which lowered the effective corporate tax rate.

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Notable noncore events impacting earnings include the sale of a participation interest in an impaired credit acquired from American Gateway in 2015, which resulted in a $1.3 million increase in interest income for the quarter ended June 30, 2017, and the incurrence of $415,000 in noninterest expenses related to the acquisition of MBI and $118,000 associated with share awards granted to all nonexecutives for Business First Bancshares, Inc.’s NASDAQ commencement on April 9, 2018, for the quarter ended June 30, 2018. Core net income, which excludes noncore income and expenses, for the quarter ended June 30, 2018, was $4.1 million, or $0.37 per diluted share, compared to core net income of $1.2 million, or $0.17 per diluted share, in the quarter ended June 30, 2017. As adjusted, core return on average assets and core return on average equity, in each case on an annualized basis, were 1.00% and 8.69%, respectively, for the quarter ended June 30, 2018, compared to 0.88% and 7.96% for the quarter ended March 30, 2018, and 0.41% and 4.08%, respectively, for the quarter ended June 30, 2017.

For the quarter ended June 30, 2018, net interest income totaled $15.0 million, and net interest margin and net interest spread were 3.98% and 3.70%, respectively, compared to $11.6 million, 3.87%, and 3.57% for the quarter ended December 31, 2017, and $11.7 million, 4.34%, and 4.11%, respectively, for the quarter ended June 30, 2017. The average yield on the loan portfolio was 5.46%, compared to 5.22% for the quarter ended December 31, 2017, and 5.72% for the quarter ended June 30, 2017, and the average yield on total interest-earning assets was 4.81%, compared to 4.57% for the quarter ended December 31, 2017, and 4.97% for the quarter ended June 30, 2017. These metrics were impacted during the quarter ended June 30, 2017, by the sale of a participation interest in an impaired credit acquired from American Gateway in 2015. Excluding the effect of this transaction, for the quarter ended June 30, 2017, net interest income was $10.4 million, net interest margin and net interest spread were 3.86% and 3.64%, respectively, and average yield on the loan portfolio and on total interest-earning assets were 5.12% and 4.50%, respectively. For the quarter ended June 30, 2018, overall cost of funds increased by 11 basis points compared to the quarter ended December 31, 2017, and increased 25 basis points compared to the quarter ended June 30, 2017. Due to the continued impact of new loan growth, runoff of higher yielding loan balances, and competitive deposit pricing, management anticipates continued pressure on net interest margin and net interest spread.

During the quarter ended June 30, 2018, Business First recorded a provision for loan losses of $474,000, compared to $1.3 million for the quarter ended June 30, 2017. The lower provision for the quarter ended June 30, 2018, compared to the same period in 2017 was due to increasing our general reserves to our exposure in the commercial and energy sectors in 2017.

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Banking Centers

As of June 30, 2018, Business First operated out of 18 full-service banking centers in markets across Louisiana and in Dallas, Texas.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary Business First Bank, operates in 18 banking centers in markets across Louisiana and in Dallas, Texas. Business First Bank provides commercial and personal banking, treasury management, and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information on Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission, or SEC, free of charge by using the SEC’s EDGAR service on the SEC’s website at www.sec.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 100, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2018	2018	2017	2017	2017

Assets

Cash and Due from Banks	$45,861	$37,627	$107,591	$36,210	$45,204
Federal Funds Sold	32,522	11,730	8,820	2,971	7,090
Securities Available for Sale, at Fair Values	252,139	262,988	179,148	186,149	192,058
Mortgage Loans Held for Sale	-	147	201	332	167
Loans and Lease Receivable	1,234,031	1,191,450	975,284	937,776	874,506
Allowance for Loan Losses	(9,756)	(9,647)	(8,765)	(9,241)	(9,177)
Net Loans and Lease Receivable	1,224,275	1,181,803	966,519	928,535	865,329
Premises and Equipment, Net	10,537	10,424	8,780	8,974	9,132
Accrued Interest Receivable	5,268	4,700	4,110	3,518	3,574
Other Equity Securities	10,064	9,381	8,627	8,595	7,065
Other Real Estate Owned	1,273	1,282	227	267	1,227
Cash Value of Life Insurance	24,275	24,109	23,200	23,039	22,876
Goodwill	32,552	32,816	6,824	6,824	6,824
Core Deposit Intangible	4,234	4,366	2,003	2,072	2,141
Other Assets	6,207	6,340	5,206	6,345	6,399

Total Assets	$1,649,207	$1,587,713	$1,321,256	$1,213,831	$1,169,086

Liabilities

Deposits:
Noninterest Bearing	$305,314	$297,845	$264,646	$268,520	$243,745
Interest Bearing	1,024,179	1,009,893	790,887	746,574	728,271
Total Deposits	1,329,493	1,307,738	1,055,533	1,015,094	972,016

Securities Sold Under Agreements to Repurchase	13,604	15,434	1,939	2,926	2,533
Short-Term Borrowings	862	862	862	862	862
Long-Term Borrowings	2,700	2,700	2,700	2,700	3,000
Federal Home Loan Bank Borrowings	85,000	75,000	75,000	65,474	66,007
Accrued Interest Payable	1,197	1,104	890	902	821
Other Liabilities	5,722	4,881	4,397	5,814	5,034

Total Liabilities	1,438,578	1,407,719	1,141,321	1,093,772	1,050,273

Shareholders' Equity

Common Stock	11,533	10,272	10,232	6,933	6,933
Additional Paid-In Capital	171,193	144,441	144,172	85,136	85,066
Retained Earnings	32,483	29,666	27,175	28,380	27,115
Accumulated Other Comprehensive Loss	(4,580)	(4,385)	(1,644)	(390)	(301)

Total Shareholders' Equity	210,629	179,994	179,935	120,059	118,813

Total Liabilities and Shareholders' Equity	$1,649,207	$1,587,713	$1,321,256	$1,213,831	$1,169,086

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Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(In thousands)	2018	2018	2017	2017	2017	2018	2017

Interest Income:
Interest and Fees on Loans	$16,549	$15,676	$12,544	$11,433	$12,398	$32,225	$23,539
Interest and Dividends on Securities	1,414	1,423	957	953	972	2,837	1,919
Interest on Federal Funds Sold and Due From Banks	128	127	171	38	30	255	47
Total Interest Income	18,091	17,226	13,672	12,424	13,400	35,317	25,505

Interest Expense:
Interest on Deposits	2,555	2,298	1,814	1,665	1,501	4,853	2,849
Interest on Borrowings	560	428	269	226	209	988	406
Total Interest Expense	3,115	2,726	2,083	1,891	1,710	5,841	3,255

Net Interest Income	14,976	14,500	11,589	10,533	11,690	29,476	22,250

Provision for Loan Losses	474	474	2,330	247	1,305	948	1,660

Net Interest Income After Provision for Loan Losses	14,502	14,026	9,259	10,286	10,385	28,528	20,590

Other Income:
Service Charges on Deposit Accounts	636	610	530	542	525	1,246	1,037
Gain (Loss) on Sales of Securities	-	-	-	31	-	-	-
Other Income	1,370	1,125	943	668	1,075	2,495	1,867
Total Other Income	2,006	1,735	1,473	1,241	1,600	3,741	2,904

Other Expenses:
Salaries and Employee Benefits	6,524	6,704	5,542	5,559	5,397	13,228	10,381
Occupancy and Equipment Expense	1,402	1,418	1,322	1,139	1,191	2,820	2,359
Other Expenses	4,099	3,822	2,844	2,516	2,526	7,921	5,140
Total Other Expenses	12,025	11,944	9,708	9,214	9,114	23,969	17,880

Income Before Income Taxes	4,483	3,817	1,024	2,313	2,871	8,300	5,614

Provision for Income Taxes	845	709	1,886	631	819	1,554	1,586

Net Income	$3,638	$3,108	$(862)	$1,682	$2,052	$6,746	$4,028

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2018	2018	2017	2017	2017

Balance Sheet Ratios

Total Loans to Deposits	92.82%	91.12%	92.42%	92.42%	89.99%
Shareholders' Equity to Assets Ratio	12.77%	11.34%	13.62%	9.89%	10.16%
Tangible Common Equity to Tangible Assets	10.78%	9.21%	13.04%	9.23%	9.47%

Loans Receivable Held for Investment

Commercial	$298,967	$290,427	$254,427	$261,478	$238,924
Real Estate:
Construction and Land	204,099	191,220	143,535	121,377	112,199
Farmland	15,173	14,498	10,480	10,469	10,524
1-4 Family Residential	224,986	218,623	157,505	145,911	139,398
Multifamily Residential	22,511	25,884	20,717	19,750	23,039
Nonfarm Nonresidential	399,166	390,478	337,699	331,053	304,278
Total Real Estate	865,935	840,703	669,936	628,560	589,438
Consumer	69,129	60,320	50,921	47,738	46,144
Total Loans	$1,234,031	$1,191,450	$975,284	$937,776	$874,506

Allowance for Loan Losses

Balance, Beginning of Period	$9,647	$8,765	$9,241	$9,177	$8,183
Charge-Offs – Quarterly	(397)	(23)	(2,845)	(217)	(344)
Recoveries – Quarterly	32	431	39	34	33
Provision for Loan Losses – Quarterly	474	474	2,330	247	1,305
Balance, End of Period	$9,756	$9,647	$8,765	$9,241	$9,177

Allowance for Loan Losses to Total Loans (HFI)	0.79%	0.81%	0.90%	0.99%	1.05%
Net Charge-Offs (Recoveries) to Average Total Loans	0.00%	-0.03%	0.29%	0.02%	0.04%

Nonperforming Assets

Nonperforming Loans
Nonaccrual Loans	$13,884	$15,030	$12,535	$13,269	$11,105
Loans Past Due 90 Days or More	130	114	132	194	55
Total Nonperforming Loans	14,014	15,144	12,667	13,463	11,160
Other Nonperforming Assets
Other Real Estate Owned	1,273	1,282	227	267	1,227
Other Nonperforming Assets	36	13	-	-	-
Total Other Nonperforming Assets	1,309	1,295	227	267	1,227
Total Nonperforming Assets	$15,323	$16,439	$12,894	$13,730	$12,387

Nonperforming Loans to Total Loans	1.14%	1.27%	1.30%	1.44%	1.28%
Nonperforming Assets to Total Assets	0.93%	1.04%	0.98%	1.13%	1.06%

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2018	2018	2017	2017	2017	2018	2017

Per Share Data

Basic Earnings Per Common Share	$0.34	$0.30	$(0.09)	$0.24	$0.30	$0.65	$0.58
Diluted Earnings Per Common Share	0.33	0.29	(0.08)	0.23	0.28	0.62	0.56
Dividends Per Common Share	0.08	0.06	0.06	0.06	0.06	0.14	0.11
Book Value Per Common Share	18.26	17.52	17.58	17.32	17.14	18.26	17.14
Tangible Book Value Per Common Share	15.07	13.90	16.72	16.03	15.85	15.07	15.85

Average Common Shares Outstanding	10,607,369	10,232,933	9,828,645	6,932,570	6,932,570	10,421,185	6,923,692
Average Diluted Shares Outstanding	11,064,637	10,578,755	10,174,467	7,315,352	7,204,472	10,878,454	7,195,594
End of Period Common Shares Outstanding	11,533,171	10,271,931	10,232,495	6,932,570	6,932,570	11,533,171	6,932,570

Annualized Performance Ratios

Return on Average Assets	0.90%	0.77%	-0.26%	0.57%	0.70%	0.83%	0.70%
Return on Average Equity	7.75%	6.94%	-1.89%	5.61%	6.96%	7.35%	6.96%
Net Interest Margin	3.98%	3.97%	3.87%	3.82%	4.34%	3.97%	4.19%
Efficiency Ratio	70.81%	73.57%	74.32%	78.46%	68.58%	72.16%	71.08%

Other Operating Expenses

Salaries and Employee Benefits	$6,524	$6,704	$5,542	$5,559	$5,397	$13,228	$10,381
Occupancy and Bank Premises	861	857	810	617	626	1,718	1,247
Depreciation and Amortization	407	422	338	351	378	829	768
Data Processing	355	410	392	385	381	765	760
FDIC Assessment Fees	331	393	235	202	189	724	366
Legal and Other Professional Fees	509	402	217	358	300	911	584
Advertising and Promotions	298	229	259	271	333	527	663
Utilities and Communications	269	272	248	242	258	541	491
Ad Valorem Shares Tax	322	322	309	165	165	644	330
Directors' Fees	92	159	83	76	80	251	241
Other Real Estate Owned Expenses and Write-Downs	7	2	7	4	16	9	39
Merger and Conversion Related Expenses	415	512	-	-	-	927	-
Other	1,635	1,260	1,268	984	991	2,895	2,010
Total Other Expenses	$12,025	$11,944	$9,708	$9,214	$9,114	$23,969	$17,880

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Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Quarter Ended
	June 30, 2018			December 31, 2017			June 30, 2017
	Average	Interest		Average	Interest		Average	Interest
	Outstanding	Earned /	Average	Outstanding	Earned /	Average	Outstanding	Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets
Total Loans	$1,212,977	$16,549	5.46%	$961,627	$12,544	5.22%	$867,528	$12,398	5.72%
Securities Available for Sale	263,108	1,414	2.15%	187,565	957	2.04%	197,782	972	1.97%
Interest-Bearing Deposit in Other Banks	29,204	128	1.75%	48,223	171	1.42%	12,219	30	0.98%
Total Interest-Earning Assets	1,505,289	18,091	4.81%	1,197,415	13,672	4.57%	1,077,529	13,400	4.97%
Allowance for Loan Losses	(9,638)			(9,455)			(8,314)
Noninterest-Earning Assets	128,544			115,215			104,227
Total Assets	$1,624,195	$18,091		$1,303,175	$13,672		$1,173,442	$13,400

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities
Interest-Bearing Deposits	$1,014,520	$2,555	1.01%	$761,671	$1,814	0.95%	$724,880	$1,501	0.83%
Advances from Federal Home Loan Bank ("FHLB")	94,222	507	2.15%	66,249	229	1.38%	66,494	170	1.02%
Other Borrowings	16,220	53	1.31%	6,323	40	2.53%	6,315	39	2.47%
Total Interest-Bearing Liabilities	1,124,962	3,115	1.11%	834,243	2,083	1.00%	797,689	1,710	0.86%

Noninterest-Bearing Liabilities
Noninterest-Bearing Deposits	306,042			279,511			252,299
Other Liabilities	5,427			6,516			5,564
Total Noninterest-Bearing Liabilities	311,469			286,027			257,863
Shareholders' Equity	187,764			182,905			117,890
Total Liabilities and Shareholders' Equity	$1,624,195			$1,303,175			$1,173,442

Net Interest Rate Spread			3.70%			3.57%			4.11%
Net Interest Income		$14,976			$11,589			$11,690
Net Interest Margin			3.98%			3.87%			4.34%

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Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	For the Six Months Ended June 30,
	2018			2017
	Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets
Total Loans	$1,195,564	$32,225	5.39%	$850,680	$23,539	5.53%
Securities Available for Sale	254,104	2,837	2.23%	199,883	1,919	1.92%
Interest-Bearing Deposit in Other Banks	33,419	255	1.53%	10,782	47	0.87%
Total Interest-Earning Assets	1,483,087	35,317	4.76%	1,061,345	25,505	4.81%
Allowance for Loan Losses	(9,301)			(8,258)
Noninterest-Earning Assets	145,688			101,109
Total Assets	$1,619,474	$35,317		$1,154,196	$25,505

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities
Interest-Bearing Deposits	$1,020,266	$4,853	0.95%	$718,007	$2,849	0.79%
Advances from Federal Home Loan Bank ("FHLB")	84,665	880	2.08%	65,048	326	1.00%
Other Borrowings	18,975	108	1.14%	6,706	80	2.39%
Total Interest-Bearing Liabilities	1,123,906	5,841	1.04%	789,761	3,255	0.82%

Noninterest-Bearing Liabilities
Noninterest-Bearing Deposits	306,733			242,841
Other Liabilities	5,380			5,776
Total Noninterest-Bearing Liabilities	312,113			248,617
Shareholders' Equity	183,455			115,818
Total Liabilities and Shareholders' Equity	$1,619,474			$1,154,196

Net Interest Rate Spread			3.72%			3.99%
Net Interest Income		$29,476			$22,250
Net Interest Margin			3.97%			4.19%

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2018	2018	2017	2017	2017

Tangible Common Equity
Total Shareholders' Equity	$210,629	$179,994	$179,935	$120,059	$118,813
Adjustments:
Goodwill	(32,552)	(32,816)	(6,824)	(6,824)	(6,824)
Core Deposit and Other Intangibles	(4,234)	(4,366)	(2,003)	(2,072)	(2,141)
Total Tangible Common Equity	$173,843	$142,812	$171,108	$111,163	$109,848

Tangible Assets
Total Assets	$1,649,207	$1,587,713	$1,321,256	$1,213,831	$1,169,086
Adjustments:
Goodwill	(32,552)	(32,816)	(6,824)	(6,824)	(6,824)
Core Deposit and Other Intangibles	(4,234)	(4,366)	(2,003)	(2,072)	(2,141)
Total Tangible Assets	$1,612,421	$1,550,531	$1,312,429	$1,204,935	$1,160,121

Common Shares Outstanding	11,533,171	10,271,931	10,232,495	6,932,570	6,932,570
Book Value Per Common Share	$18.26	$17.52	$17.58	$17.32	$17.14
Tangible Book Value Per Common Share	$15.07	$13.90	$16.72	$16.03	$15.85
Common Equity to Total Assets	12.8%	11.3%	13.6%	9.9%	10.2%
Tangible Common Equity to Tangible Assets	10.8%	9.2%	13.0%	9.2%	9.5%

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Quarter Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2018	2018	2017	2017	2017	2018	2017

Core Net Income
Net Income	$3,638	$3,108	$(862)	$1,682	$2,052	$6,746	$4,028
Adjustments:
Sale of Participation Interest in Impaired Credit (net of tax)	-	-	-	(209)	(850)	-	(1,606)
Employee Share Awards - NASDAQ Listing (net of tax)	93	-	-	-	-	93	-
Acquisition-related Expenses (net of tax)	347	457	129	-	-	804	-
Core Net Income	$4,078	$3,565	$(733)	$1,473	$1,202	$7,643	$2,422

Average Common Shares Outstanding	10,607,369	10,232,933	9,828,645	6,932,570	6,932,570	10,421,185	6,923,692
Average Diluted Shares Outstanding	11,064,637	10,578,755	10,174,467	7,315,352	7,204,472	10,878,454	7,195,594

Core Earnings Per Share - Basic	$0.38	$0.35	$(0.07)	$0.21	$0.17	$0.73	$0.35
Core Earnings Per Share - Diluted	$0.37	$0.34	$(0.07	$0.20	$0.17	$0.70	$0.34

Total Quarterly / Year-to-date Average Assets	$1,624,195	$1,614,750	$1,303,175	$1,187,553	$1,173,442	$1,619,474	$1,154,196
Total Quarterly / Year-to-date Average Equity	$187,764	$179,098	$182,905	$119,929	$117,890	$183,455	$115,818

Core Return on Average Assets	1.00%	0.88%	-0.22%	0.50%	0.41%	0.94%	0.42%
Core Return on Average Equity	8.69%	7.96%	-1.60%	4.91%	4.08%	8.33%	4.18%

b1BANK.com